Exhibit 10.61

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (“Amendment”) is entered into effective as of January 1, 2009 (the “Effective Date”) by and among: Isaac Group IV, L.L.C., a Delaware limited liability company formerly known as The Secura Group, L.L.C., (“Seller”), LECG, LLC, a California limited liability company (“Purchaser”), LECG Corporation, a Delaware corporation (“Parent”), Jeffrey M. Curry (“Curry”), William M. Isaac (“Isaac”), Daniel T. Krabill (“Krabill”), Wendi Lonnquist (“Lonnquist”), Margaret L. Maguire (“Maguire”), John H. Maher (“Maher”), Michael A. Mancusi (“Mancusi”), Walter J. Mix, III (“Mix”), Mary T. Somerville (“Somerville”), and Leeto J. Tlou (“Tlou”).  Curry, Isaac, Krabill, Lonnquist, Maguire, Maher, Mancusi, Mix, Somerville, Tlou and Seller are referred to in this Amendment as the “Seller Parties.”

RECITALS

A.            Purchaser, Parent and the Seller Parties are parties to that certain Asset Purchase Agreement dated as of March 9, 2007 (the “Asset Purchase Agreement”).

B.            In the interest of eliminating potential barriers to growth, Purchaser and Parent desire to eliminate the performance elements associated with the Additional Payment, as that term is defined in the Asset Purchase Agreement, and substitute the payments specified in this Amendment.

C.            To accomplish the foregoing and such other matters as are described below, Purchaser, Parent and the Seller Parties wish to amend the Asset Purchase Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals above, the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Asset Purchase Agreement.

2.             Additional Payment.

(a)           Section 3.3.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

In addition to the Closing Payment set forth in Section 3.1, Purchaser will make two payments (collectively, the “Additional Payment”) to Seller in the aggregate amount of One Million Eight Hundred Thousand Dollars ($1,800,000) as follows:  Purchaser will make a payment in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) to Seller on or before December 31, 2009; and Purchaser will make a payment in the amount of One Hundred Thousand Dollars ($100,000) to Seller on or before March 1, 2011.  The period from the Closing Date to December 31, 2010 is hereinafter referred to as the “Additional Payment Period.”

Purchaser and Seller hereby acknowledge and agree that the aggregate value of the Additional Payment is equal to (i) the maximum value of the Additional Payment as originally provided for in the Asset Purchase Agreement prior to this Amendment, discounted by (ii) certain mutually agreed factors to reflect cash flow timing and performance risk.

(b)           Section 3.3.2 of the Asset Purchase Agreement is hereby deleted in its entirety.

(c)           The parenthetical phrase “(if earned and payable)” is hereby deleted from Section 3.3.3 of the Asset Purchase Agreement.

(d)           Section 3.3.4 of the Asset Purchase Agreement is hereby deleted in its entirety.

(e)           Section 3.3.5 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

Each installment of the Additional Payment will be paid in cash by Purchaser to Seller in accordance with written payment instructions (the “Delivery Instructions”) that Seller will provide to Purchaser within ten (10) days of Purchaser’s requesting the same.  The Delivery Instructions will specify the address (or addresses) to which a check (or checks) for such amount will be sent (or appropriate account and other information for purposes of delivery of such amount by wire transfer of immediately available funds).

(f)            Section 3.3.6 of the Asset Purchase Agreement is hereby deleted in its entirety.

3.             Operational Impact.  Section 3.4 of the Asset Purchase Agreement is hereby  amended to read in its entirety as follows:

Operational Impact.  Although it is the expectation of the parties that the Secura Directors will exercise a significant degree of discretion and control over the activities of the Secura Practice, the overall operation of Purchaser’s business is the sole responsibility of its senior management and the Board of Directors of Parent, and the Secura Practice will be subject to the generally applicable policies implemented by Purchaser’s management and the Board of Directors of Parent from time to time.  Further, this Agreement creates no implied fiduciary duty between any Seller Party and either or both of Purchaser or Parent.

4.             Notices.  Section 17 of the Asset Purchase Agreement is hereby amended to delete the first address to which copies of notices to Purchaser or Parent are to be sent and to replace it with the following:

Deanne M. Tully, Esq.

General Counsel

LECG Corporation

2000 Powell Street, Suite 600

Emeryville, California  94608

Fax:  (510) 653-9898

5.             Brand Integration. Seller acknowledges and agrees that, consistent with Purchaser’s rights under Section 10.4.4 of the Asset Purchase Agreement, Purchaser has determined that immediately after the Effective Date, the names “Secura” and “Secura Group” will no longer be used as a separate brand for Purchaser’s Financial Services offerings.  Accordingly, as of April 1, 2009, all of such offerings will be conducted under the LECG name, and business cards, stationery, marketing materials and publications, among other things, will use and display the LECG name and/or logos.

6.             No Further Modification or Amendment.  Except as expressly set forth in this Amendment, the Asset Purchase Agreement has not been modified or amended in any respect and continues in full force and effect on the date hereof.

7.             Counterparts.  This Amendment may be signed in two or more counterparts, each signed by one or more of the parties hereto so long as each party will sign at least one counterpart of this Amendment, all of which taken together will constitute one and the same instrument.  Signatures delivered by facsimile or electronic file format will be treated in all respects as originals.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

PURCHASER:			SELLER PARTIES:

LECG, LLC,
a California limited liability company			Isaac Group IV, L.L.C.,
a Delaware limited liability company

By:	LECG Corporation,
	a Delaware corporation		By:	/s/ William M. Isaac
Its:	Sole Manager
			Its:	Chairman
	By:	/s/ Deanne M. Tully
	Its:	General Counsel

PARENT:

LECG Corporation,			By:	/s/ Jeffrey M. Curry
a Delaware corporation				Jeffrey M. Curry

By:	/s/ Deanne M. Tully		By:	/s/ William M. Isaac
Its:	Secretary			William M. Isaac

			By:	/s/ Daniel T. Krabill
Daniel T. Krabill

			By:	/s/ Wendi Lonnquist
Wendi Lonnquist

			By:	/s/ Margaret L. Maguire
Margaret L. Maguire

			By:	/s/ John H. Maher
/s/ John H. Maher

			By:	/s/ Michael A. Mancusi
Michael A. Mancusi

By:	/s/ Walter J. Mix, III
Walter J. Mix, III

By:	/s/ Mary T. Somerville
Mary T. Somerville

By:	/s/ Leeto J. Tlou
Leeto J. Tlou